Exhibit 10.15

                  INDEPENDENT CLIENT SERVICE AGREEMENT

This Agreement is made and entered into by and between Universal Broadband Communications, Inc., 18200 Von Karman Avenue, 10th Floor, Irvine, CA 92612, telephone number 949-474-1500, fax number 949-474-1330 (hereinafter "Client") and Alexander & Wade, Inc., (hereinafter "Contractor") with principal offices at 8880 Rio San Diego Drive, 8th Floor, San Diego, CA 92108, telephone number 619-209-6049, fax number 619-209-6079.

Whereas, Contractor declares it is engaged in an independent business, and has complied with all federal, state and local laws regarding business permits, insurances and licenses of any kind that may be required to carry out said business and the tasks to be performed under this Agreement. Contractor also declares that it has and does provide similar product or services to other Clients in addition to contract services provided to Client.

Whereas, Contractor operates a legitimate business and desires to provide services for Client as set forth herein.

THEREFORE, IN CONSIDERATION OF THE FOREGOING REPRESENTATIONS AND THE FOLLOWING TERMS AND CONDITIONS, THE PARTIES AGREE:

     1. SERVICES TO BE PERFORMED.  Client engages Contractor and
Contractor agree to:

a. Advise and assist in reviewing Client's customer business portfolios and other business assets.

b. Advise, assist and provide business contacts to Client for possible mergers & acquisitions, which include but not limited to seek a spin-off merger shell, preparing the Client for merger and into a publicly traded company, locating a legal and audit team to complete a public traded company task on or about October 31, 2002.

c. Advise, assist and provide all documentations to setup an S-8 program and introduce an S-8 administrator to handle the administration and the trading of the S-8 programs.

d. Advise, assist and provide business management and infrastructure consulting services.


     2. TERMS OF PAYMENT. Client shall pay Contractor for the above described services, as the same are reasonably and acceptably provided and within 5 days after receipt of a detailed invoice or billing therefore. Payments are to be made, costs and fees to be reimbursed and prices to be charged as follows until otherwise agreed in writing:

a. Client will issue to Contractor two million shares or 4.99% or of Client's Common Stocks as a refundable retainer fee prior to completion of task 1b of this agreement.

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b. Contractor will receive $15,000 per month in cash payments after receipt of an invoice for services provided on a monthly basis. This monthly amount is payable on a weekly basis of $3,750 per week, commencing on the Friday, August 2, 2002 and each Friday thereafter until the total amount of $45,000 is paid in full. The payment terms shall expire on or about October 31, 2002.

     3. EXPENSES AND EXPENSE REIMBURSEMENT. Client shall reimburse Contractor and make payment for requested or necessary pre-approved travel and expenses from Contractor's home base. Any such charges or requests for reimbursement for these agreed charges shall be invoiced and may be paid separately by Client either to Contractor or to the independent supplier for which reimbursement is sought.

Client shall reimburse contractor a Hiring Fee of $100,000, in the event the Client hires or retains any of the Contractor's consultants or staffs within twelve months from the termination date of this agreement. This fee shall be payable 5 days after the receipt of an invoice.

Client acknowledges the Contractor is not an Attorney nor a Certified Public Accountant or an Auditor. Client must seek their own Attorney and Certified Public Accountant for opinions and consents. Any expenses arise from these professional firms shall be the responsibilities of the Client. Contractor estimates these legal, audit, filings, edgarizing, 15-C211 and other related expenses shall be approximately $50,000 to $75,000. These expenses are paid directly to the service performing parties and not to the Contractor.

Further, Client acknowledges a spin-off merger shell company may cost approximately two million shares or 4.99% or 5% of Client's Common Stocks. There will be no additional charges to the Client.

     4. CONTROL. Contractor retains the sole and exclusive right to control or direct the manner or means by which the work described herein is to be performed. Client retains only the right to control the end product or quality of service delivered to insure its conformity with Client specifications and the provisions herein.

     5. PAYROLL OR EMPLOYMENT TAXES. No payroll, income withholding or employment taxes of any kind shall be withheld or paid by Client with respect to payments to Contractor. The taxes that are the subject of this paragraph include but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. Contractor represents and covenants that it has and will file and pay all such payroll, self employment, employment, worker's compensation, withholding and other taxes and reports as the same might be legally due and payable to all applicable state and federal authorities. The Contractor will not be treated as an employee for state or federal tax purposes. Contractor hereby indemnifies and holds harmless Client from any and all duty or obligation whatsoever relating to the payment or filing for any and all such taxes, penalties and interest. Contractor represents that its federal employer identification number is 88-0484416.

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     6. WORKER'S COMPENSATION.  No workers compensation insurance has been or will be obtained by Client on account of Contractor or Contractor's employees. Contractor shall register and comply with all applicable workers' compensation laws in all applicable states and Contractor releases and indemnifies Client from all liability as to working conditions and the safety or possible injury of Contractor and its employees.

     7. TERMINATION. This Agreement covers and relates to services to be provided for approximately the next 90 days from the effective signing date hereof. It may be renewed on a monthly basis with the agreement of the parties. Neither party may terminate this agreement by providing the other party a written 15 days notice.

     8. The parties agree that a facsimile signature shall have the same effect as an actual signature.


Agreed to be effective this 1st day of August 2002 at City of San Diego, San Diego County, California.




Universal Broadband Communication, Inc.,     CONTRACTOR
          ("CLIENT")



  /s/ Mark Ellis                             /s/ Francis A. Zubrowski
----------------------------                 ----------------------------
Signature                                    Signature

Mark Ellis                                   Francis A. Zubrowski
----------------------------                 ----------------------------
Printed Name                                 Printed name

CEO                                          CEO
----------------------------                 ----------------------------
Title                                        Title



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